<u>ASSIGNMENT AND ASSUMPTION OF LEASE</u>

This Assignment and Assumption of Lease ("**<u>Agreement</u>**"), is made this 5th day of April, 2022, by and between Plateplus Inc., a Delaware corporation, with its principal office at 21 Waterway Avenue, Suite 525, The Woodlands, Texas 77380 ("**<u>Assignor</u>**"), and Friedman Industries, Incorporated, a Texas corporation, with its principal office at 1121 Judson Road, Suite 124, Longview, Texas 75601 ("**<u>Assignee</u>**").

WITNESSETH

WHEREAS, America's Central Port District, formerly known as Tri-City Regional Port District (the "**<u>Port District</u>**"), has among its privileges and powers, the power to construct, lease, operate and maintain terminals and port facilities and perform all functions incidental thereto and necessary to accomplish the Port District's primary purpose within the boundaries of the District in Madison County, Illinois; and

WHEREAS, the Port District has a lease with the Department of the Army No. DACW43-1-06-65, as may be amended; and

WHEREAS, the Port District and National Robinson, L.L.C., a Delaware limited liability company entered into an Agreement of Lease on January 23, 1998 for the lease of that certain parcel of land in Madison County, Illinois, generally known as Parcel 5 (Old Rock Road) and located at 333 Old Rock Road, Granite City, Illinois (as more particularly described in the Lease)(the "**<u>Lease</u>**"); and

WHEREAS, National Robinson, L.L.C., a Delaware limited liability company assigned all of its rights, interests and obligations in and under the Lease to Cargill Robinson, LLC, a Delaware limited liability company, and Cargill Robinson, LLC, a Delaware limited liability company assumed all of National Robinson, L.L.C., a Delaware limited liability company's rights, interests and obligations in and under the Lease; and

WHEREAS, Cargill Robinson, LLC, a Delaware limited liability company assigned all of its rights, interests and obligations in and under the Lease to Assignor, and Assignor assumed all of Cargill Robinson, LLC, a Delaware limited liability company's rights, interests and obligations in and under the Lease; and

WHEREAS, Assignor and Assignee are parties, along with others, to an Asset Purchase Agreement dated on or about the date of this Agreement, under which Assignor agrees to transfer to Assignee, and Assignee agrees to purchase from Assignor certain assets including all of Assignor's rights, interest and obligations in and under the Lease (the "**<u>APA</u>**"); and

WHEREAS, Assignor wishes to assign its rights and interests in and to, and obligations under the aforesaid Lease between the Port District and Assignor to Assignee; and

WHEREAS, Assignee is willing to assume Assignor's responsibilities and obligations to the Port District under the Lease.

NOW, THEREFORE, in consideration of the premises and ONE AND NO/100 DOLLARS ($1.00) and other good and valuable consideration in hand paid and the mutual promises and covenants of the parties hereto, it is agreed as follows:

1. Assignor hereby assigns all of its rights, interest and obligations in the Lease to Assignee.

2. Assignee hereby assumes the obligations under the Lease and shall make all payments required thereby and shall comply with all terms and conditions of said Lease required to be performed by Assignor, and said Lease is hereby incorporated as **Exhibit A** attached hereto. All the terms of said Lease shall be read and understood herein in the same manner as they are expressed in said Lease.

3. The effectiveness of this Agreement is conditioned upon the successful completion of the Closing under the APA by no later than the 30th day of April, 2022, or such later date as the parties may agree in writing, in any event not to be later than June 15, 2022 (the "**Outside Closing Date**"). If the Closing does not occur on or before the Outside Closing Date, then this Agreement is automatically void and of no further force or effect. The assignment is effective as and from the Closing Date. The terms "**Closing**" and "**Closing Date**" having the definitions given them in the APA.

4. The parties may execute this Agreement in counterparts, each of which constitutes an original, and both of which together constitute only one agreement. The signatures of both parties do not need to appear on the same counterpart, and delivery of an executed counterpart signature page electronically is as effective as executing and delivering this Agreement in the presence of the other party to this Agreement.

[*Signatures on following page(s)*]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement on the date mentioned first hereinabove.

ASSIGNOR:

PLATEPLUS INC.,
a Delaware corporation

By:____________________________
Akito Nakamura,
President and CEO

ASSIGNEE:

FRIEDMAN INDUSTRIES, INCORPORATED,
a Texas corporation

By:____________________________
Mike Taylor,
President and CEO

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement on the date mentioned first hereinabove.

ASSIGNOR:

PLATEPLUS INC.,
a Delaware corporation

By: _______________
Akito Nakamura,
President and CEO

ASSIGNEE:

FRIEDMAN INDUSTRIES, INCORPORATED,
a Texas corporation

By: _______________
Mike Taylor,
President and CEO

EXHIBIT A

CONSENT AGREEMENT

THIS CONSENT AGREEMENT (this "Consent") is entered into as of January 11 2010, by and among TRI-CITY REGIONAL PORT DISTRICT, a Municipal Corporation of the State of Illinois, created by the State of Illinois and authorized by the Tri-City Regional Port District Act of 1959, hereinafter sometimes referred to as "Port District", "District", or "Lessor" and the undersigned parties.

WITNESSETH:

WHEREAS, by that certain Agreement of Lease dated as of July 23, 1998 (the "Lease") by and between the Port District, as lessor, and National Robinson, L.L.C. as lessee ("National Robinson"), National Robinson leased that certain parcel of land containing approximately 10.40 acres, as more particularly described in the Lease (the "Land") in Madison County, Illinois, on the terms and conditions set forth in the Lease;

WHEREAS, National Robinson, L.L.C., was wholly owned by Robinson Steel Co., Inc., an Indiana corporation ("Robinson Steel Co.");

WHEREAS, subsequent to the execution of the Lease, National Robinson constructed a steel processing and warehouse facility on the Land (the "Improvements", and together with the Land, the "Demised Premises");

WHEREAS, pursuant to the terms of Section 2.7 of the Lease, National Robinson, as lessee was permitted to assign its interest in and to the Lease, without the prior approval of the Port District, to any members of National Robinson or any such member's respective "Affiliates" (as such term is defined in the Lease) (each of the foregoing, a "Permitted Party" per the terms of the Lease);

WHEREAS, National Robinson assigned the Lease to its "Affiliate", Cargill Robinson LLC, a Delaware limited liability company ("Cargill Robinson"), per the terms of that certain Assignment and Assumption Agreement, dated on October 12, 2007, a copy of which is attached hereto as **Exhibit A** (the "Lease Assignment Agreement");

WHEREAS, pursuant to the terms of that certain Assignment and Assumption Agreement dated October 12, 2007, a copy of which is attached hereto as **Exhibit B** (the "Membership Interest Assignment Agreement"), Robinson Steel Co.: (i) transferred 50% of the membership interests in Cargill Robinson LLC to Cargill, Incorporated ("Cargill, Inc."), and (ii) continued to retain 50% of the membership interests in Cargill Robinson for itself;

WHEREAS, pursuant to the terms of Section 2.7 of the Lease, each of Robinson Steel Co. and Cargill Robinson entered into that certain Full and Complete Release dated October 12, 2007, a copy of which is attached hereto as **Exhibit C** (the "Release Agreement");

WHEREAS, Cargill, Inc. now desires to acquire the remaining fifty percent (50%) membership interests in and to Cargill Robinson, pursuant to the terms of that certain Assignment and Assumption Agreement by and between Robinson Steel Co. and Cargill, Inc., a

copy of which is attached hereto as **Exhibit D** (the "Cargill Buyout Assignment Agreement"), such that following such acquisition, Cargill, Inc. will own 100% of the membership interests in Cargill Robinson;

WHEREAS, each of Robinson Steel Co. and Cargill, Inc. desire to have the Port District consent to the Cargill Buyout Assignment Agreement and to recognize Cargill Robinson, LLC, as wholly owned by Cargill, Inc., as the "Lessee" under the Lease; and

WHEREAS, the Port District has agreed to grant its consent to the assignment on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. **Port District's Consent**. The Port District hereby grants its consent to the Cargill Buyout Assignment Agreement as well as to having Cargill Robinson, LLC (as wholly owned by Cargill, Inc.) as the "Lessee" under the Lease (the "Landlord's Consent"), subject to the following terms and conditions:

(a) Except as otherwise specifically provided herein, nothing contained in this Consent shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Lease, or to waive any breach in the due keeping, observance or performance thereof, or to enlarge or increase the Port Authority's obligations under the Sublease.

(b) This Consent shall not be construed as a consent by the Port Authority to, or as permitting, any other or further assignment of the Lease, and no such further assignment shall be made without the prior approval of the Port Authority in each instance, except to the extent expressly permitted under the Lease.

(c) This Consent shall inure to the benefit of, and be binding upon, the parties hereto and (subject to the provisions of this Consent) to their respective successors and assigns. This Consent shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois, without regard to conflicts of laws principles.

2. **No Default; Rental Payments**. To the best of the Port Authority's knowledge, there are no defaults under the Lease. To the best of the Port Authority's knowledge all rent due and payable under the Lease is current and there are no outstanding amounts that currently remain unpaid.

3. **Counterparts**. This Consent may be executed in one or more counterparts each of which, when so executed and delivered, shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

[Remainder of Page Left Intentionally Blank.]

IN WITNESS WHEREOF, the parties have caused this Consent to Assignment to be duly executed as of the day and year first above written.

TRI-CITY REGIONAL PORT DISTRICT

BY: [signature]
CHAIRMAN

CARGILL ROBINSON LLC,

By: ______________________________
Name: ______________________________
Title: ______________________________

ROBINSON STEEL CO., INC., an Indiana corporation

BY: ____________________
NAME: Paul J. Labriola
TITLE: President and CEO

CARGILL, INCORPORATED,
a Delaware corporation

By: ______________________________
Name: Mike Taylor
Title: Vice President

11914926\V-1

IN WITNESS WHEREOF, the parties have caused this Consent to Assignment to be duly executed as of the day and year first above written.

TRI-CITY REGIONAL PORT DISTRICT

BY:________________________
CHAIRMAN

CARGILL ROBINSON LLC,

By: ________________________
Name: Michael J. Taylor
Title: Manager

ROBINSON STEEL CO., INC., an Indiana corporation

BY:____________________
NAME: Paul J. Labriola
TITLE: President and CEO

CARGILL, INCORPORATED,
a Delaware corporation

By: ________________________
Name: Michael J. Taylor
Title: Vice President

IN WITNESS WHEREOF, the parties have caused this Consent to Assignment to be duly executed as of the day and year first above written.

TRI-CITY REGIONAL PORT DISTRICT

BY:________________________
CHAIRMAN

CARGILL ROBINSON LLC,

By: ________________________
Name: ________________________
Title: ________________________

ROBINSON STEEL CO., INC., an Indiana corporation

BY:________________________
NAME: Paul J. Labriola
TITLE: President and CEO

CARGILL, INCORPORATED,
a Delaware corporation

By: ________________________
Name: Michael J. Taylor
Title: Vice President

EXHIBIT A

LEASE ASSIGNMENT AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

AGREEMENT made as of the 12th day of October, 2007, by and between NATIONAL ROBINSON, L.L.C., a Delaware limited liability company ("Assignor"), and CARGILL ROBINSON LLC, a Delaware limited liability company ("Assignee").

WITNESSETH:

WHEREAS, by that certain Agreement of Lease dated as of July 23, 1998 (the "Lease") by and between Tri-City Regional Port District, as lessor, and Assignor as lessee, Assignor leased that certain parcel of land containing approximately 10.40 acres, as more particularly described in the Lease (the "Land") in Madison County, Illinois, on the terms and conditions set forth in the Lease;

WHEREAS, subsequent to the execution of the Lease, the Assignor constructed a steel processing and warehouse facility on the Land (the "Improvements", and together with the Land, the "Demised Premises");

WHEREAS, pursuant to the terms of Section 2.7 of the Lease, Assignor may assign its interest in and to the Lease to any members of Assignor or any such member's respective "Affiliates" (as such term is defined in the Lease) (each of the foregoing a "Permitted Party");

WHEREAS, as of the date hereof, Robinson Steel Company, Inc., a Delaware corporation is the sole member of each of Assignor and Assignee, and, as such, Assignee is a Permitted Party to whom Assignor may freely assign the Lease to per the express terms of the Lease;

WHEREAS, Assignor desires to assign to Assignee all of its right, title and interest in and to the Lease and the Demised Premises to Assignee in accordance with the terms of this Agreement as of the date hereof;

WHEREAS, Assignee desires to accept such assignment of the Lease, the Land and the Improvements and all of Assignor's right, title and interest therein; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. As of the date hereof, Assignor hereby grants, bargains, sells, conveys and assigns to Assignee the Lease, the leasehold estate created thereby, and all of Assignor's right, title and interest therein, as of the date hereof, together with Assignor's right, title and interest in and to the Land and any and all Improvements located thereon.

2. As of the date hereof, Assignee hereby accepts the assignment of the Lease, the leasehold estate created thereby, and all of Assignor's right, title, and interest therein, as of the

date hereof, together with the assignment of all of Assignor's right, title and interest in and to the Land and any and all Improvements located thereon.

3. As of the date hereof, Assignee hereby assumes, as of the date hereof, the responsibilities of "Tenant" under the Lease and agrees to perform and observe the obligations, covenants and provisions to be performed and observed by "Tenant" under the Lease from and after the date hereof.

4. Each party, for itself and its successors and assigns, has covenanted and by this Assignment and Assumption Agreement does covenant with the other party, its successors and assigns, that it will do, execute and deliver or will cause to be done, executed and delivered all such further acts and will take such further action, in order better to assure, convey and confirm unto the other party, its successors and assigns, the assignment and assumption hereby affected as the other party and its successors or assigns shall reasonably request.

5. This Assignment and Assumption Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

[Remainder of Page Left Intentionally Blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ASSIGNOR:

NATIONAL ROBINSON, L.L.C., a Delaware limited liability company

By: ______________________
Name: Paul J. Labriola
Title: Manager

ASSIGNEE:

CARGILL ROBINSON LLC, a Delaware limited liability company

By: ______________________
Name: Paul J. Labriola
Title: Manager

Signature Page - Assignment and Assumption Agreement

EXHIBIT B

MEMBERSHIP INTEREST ASSIGNMENT AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is dated as of October 12, 2007, by and between Robinson Steel Co., Inc., an Indiana corporation ("Assignor"), and Cargill, Incorporated, a Delaware corporation ("Assignee"), and is made with reference to the following recitals:

A. Assignor owns one hundred percent (100 %) of the membership interests (the "Membership Interest") in Cargill Robinson LLC, a Delaware limited liability company ("CR LLC").

B. Assignor and Assignee, with CR LLC, have entered into that certain Membership Interest Purchase Agreement, dated the date herewith ("Purchase Agreement"), pursuant to which Assignor desires to assign and sell to Assignee all of its right, title and interest in fifty percent (50%) of the Membership Interest (the "50% Interest"), and Assignee desires to acquire Assignor's right, title and interest in the 50% Interest, for the consideration, and in accordance with the terms and conditions, specified therein (the "Purchase"). (Each initially capitalized term which is not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.)

C. Execution and delivery of this Agreement is a condition to the Closing of the Purchase.

NOW, THEREFORE, in order to consummate the assignment and sale, and in consideration of the mutual agreements set forth in the Purchase Agreement and this Agreement, Assignor and Assignee hereby agree as follows:

1. Assignment. Assignor hereby grants, sells, conveys, transfers and assigns all of Assignor's right, title and interest in and to the 50% Interest to Assignee for consideration of $8,750,000, paid by Assignee in cash by wire transfer (the "Purchase Price").

2. Acceptance of Assignment. Assignee hereby accepts the foregoing assignment of the 50% Interest and assumes all liabilities and obligations with respect to the 50% Interest arising after the Closing Date, and that relate to the period after the Closing Date.

3. Further Acts of Assignor. Assignor shall, at the reasonable request of Assignee, take all such actions as from time to time may be necessary or appropriate to carry into effect the provisions of this Agreement, to establish or confirm Assignee's ownership of the 50% Interest.

4. Further Acts of Assignee. Assignee shall, at the reasonable request of Assignor, take all such actions as from time to time may be necessary or appropriate to carry into effect the provisions of this Agreement, to establish or confirm Assignee's obligations with respect to the liabilities and obligations of Assignor assumed by Assignee pursuant to this Agreement.

5. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and, to the extent permitted by the terms of the Limited Liability Company Agreement dated the date herewith between Assignor and Assignee, their respective successors and assigns.

6. Governing Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

7. Entire Agreement. This Agreement, along with the Purchase Agreement; the Limited Liability Company Agreement between Assignor and Assignee; the Processing Agreement between Assignor and Assignee; the Buy-Sell Agreement between Assignor and Assignee; the Supply Agreement between Assignor and Assignee, the Distributor Agreement between Assignor and Assignee; the

Industrial Building Sublease Agreement between Assignor and CR LLC; and the Master Equipment Lease between Assignor and CR LLC, all of which agreements are dated the date herewith, constitute the entire agreement between Assignor and Assignee relating to the Purchase, and supersede all prior agreements relating thereto, whether written or oral.

8. Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, with the same effect as if all parties had signed the same signature page.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

ASSIGNOR:

ROBINSON STEEL CO., INC.,
an Indiana corporation

By: [signature]
Name: Paul J. Labriola
Title: President and CEO

ASSIGNEE:

CARGILL, INCORPORATED,
a Delaware corporation

By: ______________________________
Name: Mike Taylor
Title: Vice President

Signature Page - Assignment and Assumption Agreement

Industrial Building Sublease Agreement between Assignor and CR LLC; and the Master Equipment Lease between Assignor and CR LLC, all of which agreements are dated the date herewith, constitute the entire agreement between Assignor and Assignee relating to the Purchase, and supersede all prior agreements relating thereto, whether written or oral.

8. Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, with the same effect as if all parties had signed the same signature page.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

ASSIGNOR:

ROBINSON STEEL CO., INC.,
an Indiana corporation

By: ______________________________
Name: Paul J. Labriola
Title: President and CEO

ASSIGNEE:

CARGILL, INCORPORATED,
a Delaware corporation

By: ______________________________
Name: Mike Taylor
Title: Vice President

Signature Page - Assignment and Assumption Agreement

EXHIBIT C

RELEASE AGREEMENT

FULL AND COMPLETE RELEASE

WHEREAS, the River and Harbor Act of 2 March 1945, House Document No. 231, 76th Congress, Second Session, authorized modification of the existing Mississippi River nine-foot navigation project by providing for : the construction of an eight-mile long lateral canal with a bottom width of 300 feet on the left bank, or Illinois side, of the Mississippi River between river miles 184 and 194.4; a 110 foot by 1,200 foot main lock; a 110 foot by 600 foot auxiliary lock; and other appurtenant features, including levees which were constructed on each side of the canal, which said items are referred to as the Chain of Rocks Project and hereinafter referred to as the Project; and

WHEREAS, The United States of America, by and through the U.S. Army Corps of Engineers, St. Louis District, hereinafter referred to as the GOVERNMENT, did construct said Project and does operate and maintain said Project; and

WHEREAS, in connection with the construction, operation and maintenance of the Project, the GOVERNMENT did acquire certain real property interests within Madison County, Illinois, including the fee simple interest in certain properties and certain lesser interests in certain properties; and

WHEREAS, the operation plan for the Project includes the right, authority and necessity to occasionally impound water up to elevation 423 N.G.V.D. in certain areas of real property owned by the GOVERNMENT, which the GOVERNMENT has the full legal right to do, without liability for any damages to property or injuries to persons or any other claims of any nature that may arise as the result of the exercise of such rights; and

WHEREAS, the Tri-City Regional Port District, a body corporate and politic created by the legislature of the State of Illinois (hereinafter referred to as the "LESSEE") is the Lessee of a substantial amount of federal property at the Chain of Rocks Canal Project (hereinafter referred to as the leasehold premises) under (a) No. DA-23-065-ENG-410, granted to the Bi-State Development agency on June 18, 1952 (amended or supplemented on April 25, 1954, June 19, 1959 and February 1, 1963); (b) No. DA-23-065-CIVENG-62-29 granted to the Bi-State Development Agency on July 20, 1965 and amended or supplemented on February 24, 1964, both of which were assigned to Lessee on April 15, 1975; and (c) No. DA-23-065-CIVENG-62-44, granted to Lessee on September 11, 1961 and amended or supplemented on February 4, 1964, March 4, 1966, and April 4, 1966; and

WHEREAS, in all said leases, the GOVERNMENT reserves certain rights, including but not limited to the right of the United States, its offices, agents, employees, contractors and subcontractors to enter upon the leasehold premises at any time and for any purpose necessary or convenient in connection with river and harbor and flood control work, including but not limited to, construction, maintenance, repair, enlargement and reconstruction of the east canal levee of the Chain of Rocks Canal, construction and maintenance of the facilities for underseepage control, and interior drainage and necessary impoundment of water, and under the specific terms of the leases, the LESSEE, SUBLESSEES, and assigns have no claim for damages of any character on account thereof against the United States or any officer, agent, employee, contractor or subcontractor thereof; and

WHEREAS, the LESSEE and National Robinson L.L.C., a Delaware limited liability company, as sublessee ("NATIONAL ROBINSON"), entered into that certain Agreement of Lease dated July 23, 1998 (the "Sublease"), pursuant to which NATIONAL ROBINSON leased a portion of the leasehold premises and desired to construct and develop certain structural improvements consisting of a 105,000 square foot steel processing facility located on the leasehold premises below elevation 423 N.G.V.D., and in areas subject to the impoundment of water by the GOVERNMENT and have requested the permission of the GOVERNMENT, in accordance with the terms of the lease cited above, to do so; and

WHEREAS, the GOVERNMENT granted such permission to the construction of said steel processing facility, without accepting any liability or responsibility whatsoever with regard to possible damages to property or injuries to persons, or any other claims or damages whatsoever that may arise as the result of such permission, and in connection therewith, LESSEE and NATIONAL ROBINSON executed that certain FULL AND COMPLETE RELEASE to and for the benefit of the GOVERNMENT, dated as of July, 1998 (the "Original Release"); and

WHEREAS, concurrently herewith, the Sublease has been (i) assigned by NATIONAL ROBINSON to an affiliated entity, Cargill Robinson LLC, a Delaware limited liability company ("CARGILL ROBINSON"), and (ii) further sublet by Cargill Robinson to its member, Robinson Steel Company, Inc., a Delaware corporation ("ROBINSON STEEL");

WHEREAS, in connection with the aforementioned affiliated entity assignments, ROBINSON STEEL and CARGILL ROBINSON have agreed, per the terms of the Sublease, to execute and deliver for the benefit of the GOVERNMENT, this FULL AND COMPLETE RELEASE.

NOW, THEREFORE, in consideration of the permission the assignments described in the Recitals above, each of ROBINSON STEEL and CARGILL ROBINSON do hereby release and discharge the United States of America or any officer, agent, employee, contractor or subcontractor thereof, from any and all past and future claims for damages to property, injuries to persons, flood damages, loss of business, or any other claims for damages or liability of any nature whatsoever arising out of or as the result of the construction or existence of the said improvements on the leasehold premises. ROBINSON STEEL and CARGILL ROBINSON do hereby jointly and severally, hold the United States of America harmless from any and all such damages and ROBINSON STEEL and CARGILL ROBINSON do also hereby, jointly and severally, indemnify the United States of America or any officer, agent, employee, contractor, or subcontractor thereof, against such damages.

Each of ROBINSON STEEL and CARGILL ROBINSON do further state that they are fully apprised of the requirement that the GOVERNMENT periodically impound water upon the leasehold premises, and ROBINSON STEEL and CARGILL ROBINSON do warrant and agree not to exert any efforts, of a legal or other nature, too impede or interfere with the exercise of said rights by the GOVERNMENT or with any appurtenant flood fight efforts that the GOVERNMENT may elect to implement on the leasehold premises.

Nothing contained herein shall prevent ROBINSON STEEL and CARGILL ROBINSON from discussing with or suggesting alternatives to the impoundment of water on the leasehold premises; nor shall anything specified herein prevent ROBINSON STEEL and CARGILL ROBINSON from recommending modifications of the impoundment procedure, including, but not limited to the appropriate elevations for impoundment of water and the areas of said impoundment of water to the Corps of Engineers or any other agency or arm of the United States Government, their members or staffs during other than actual times of flood fighting. Nothing contained herein shall prevent ROBINSON STEEL and CARGILL ROBINSON, from acting to prevent the flooding of improvements they have installed on the leased premises during flooding by sand bagging or other actions as long as these actions don't endanger or impeded the Corps' overall flood protection effort.

IN WITNESS WHEREOF, ROBINSON STEEL and CARGILL ROBINSON have executed this FULL AND COMPLETE RELEASE this 12th day of October, 2007.

ROBINSON STEEL CO., INC., an Indiana corporation

By: [signature]
Name: Paul J. Labriola
Title: President and CEO

CARGILL ROBINSON LLC, a Delaware limited liability company

By: [signature]
Name: Paul J. Labriola
Title: Manager

Signature Page - Full and Complete Release

STATE OF Illinois :
COUNTY OF Cook :

On this 12th day of October, 2007, before me appeared Paul Labriola, to me personally known, who, being by me duly sworn did say that he is the President + CEO of Robinson Steel Company, Inc., a Delaware corporation and that said instrument was signed and sealed in behalf of said limited liability company by authority of its board of directors, and said Paul Labriola acknowledged said instrument to be the free act and deed of said limited liability company.

Jacqueline L. Ulbrich
NOTARY PUBLIC

"OFFICIAL SEAL"
JACQUELINE L. ULBRICH
Notary Public, State of Illinois
My Commission Expires 03/19/11

STATE OF Illinois :
COUNTY OF Cook :

On this 12th day of October, 2007, before me appeared Paul Labriola, to me personally known, who, being by me duly sworn did say that he is the Manager of Cargill Robinson LLC, a Delaware Limited Liability Company and that said instrument was signed and sealed in behalf of said limited liability company by authority of its board of directors, and said Paul Labriola acknowledged said instrument to be the free act and deed of said limited liability company.

Jacqueline L. Ulbrich
NOTARY PUBLIC

"OFFICIAL SEAL"
JACQUELINE L. ULBRICH
Notary Public, State of Illinois
My Commission Expires 03/19/11

EXHIBIT D

CARGILL BUYOUT ASSIGNMENT AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is dated as of January ___, 2010, by and between Robinson Steel Co., Inc., an Indiana corporation ("Assignor"), and Cargill, Incorporated, a Delaware corporation ("Assignee"), and is made with reference to the following recitals:

A. Assignor owns fifty percent (50 %) of the membership interests (the "Membership Interest") in Cargill Robinson LLC, a Delaware limited liability company.

B. Assignor and Assignee have entered into that certain Asset Purchase and Sale Agreement, dated as of December 14, 2009, as amended by the Amendment No. 1 to the Asset Purchase and Sale Agreement, dated as of January ___, 2010, between Assignor and Assignee (as amended, the "Amended Agreement"), pursuant to which Assignor desires to assign and sell to Assignee all of its right, title and interest in the Membership Interest, and Assignee desires to acquire Assignor's right, title and interest in the Membership Interest, for the consideration, and in accordance with the terms and conditions, specified therein. (Each initially capitalized term which is not defined herein shall have the meaning ascribed to such term in the Amended Agreement.)

C. Execution and delivery of this Agreement is a condition to the Closing of the transactions contemplated by the Amended Agreement.

NOW, THEREFORE, in order to consummate such assignment and sale, and in consideration of the foregoing (which is incorporated by reference herein), and the mutual agreements set forth in the Amended Agreement and this Agreement, Assignor and Assignee hereby agree as follows:

1. Assignment. Assignor hereby grants, sells, conveys, transfers and assigns to Assignee all of Assignor's right, title and interest in and to the Membership Interest for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged (the "Assignment").

2. Acceptance of Assignment. Assignee hereby accepts the foregoing Assignment and assumes all liabilities and obligations with respect to the Membership Interest arising after the Closing Date that relate to the period after the Closing Date (the "Assumption").

3. Further Acts of Assignor. Assignor shall, at the reasonable request of Assignee, take all such actions as from time to time may be necessary or appropriate to effectuate the provisions of this Agreement and to establish or confirm Assignee's ownership of the Membership Interest.

4. Further Acts of Assignee. Assignee shall, at the reasonable request of Assignor, take all such actions as from time to time may be necessary or appropriate to effectuate the provisions of this Agreement and to establish or confirm Assignee's obligations with respect to the Assumption.

5. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person, other than the parties to this Agreement, any rights, remedies, obligations or liabilities.

7. Governing Law; Consent to Jurisdiction, Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to conflict of law principles. Each party hereto hereby agrees that any proceeding relating to this Agreement and the

transactions contemplated hereby or thereby shall be brought solely in the state or federal court located in Chicago, Illinois. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such state or federal court, consents to service of process by registered mail made upon such party, waives any objection to venue in any such state or federal court and any claim that any such state or federal court is an inconvenient forum.

8. Counterparts and Electronic Signatures. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, with the same effect as if all parties had signed the same signature page. A signature sent electronically shall be deemed to be an original signature.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

ASSIGNOR:

ROBINSON STEEL CO., INC.,
an Indiana corporation

By: ______________________________
Name: Paul J. Labriola
Title: President and CEO

ASSIGNEE:

CARGILL, INCORPORATED,
a Delaware corporation

By: ______________________________
Name: Mike Taylor
Title: Vice President

AGREEMENT OF LEASE BETWEEN TRI-CITY REGIONAL PORT DISTRICT, A MUNICIPAL CORPORATION OF THE STATE OF ILLINOIS AND NATIONAL ROBINSON, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

This Agreement of Lease is entered into this 23rd day of July, 1998 by and between the Tri-City Regional Port District, a Municipal Corporation of the State of Illinois, created by the State of Illinois and authorized by the Tri-City Regional Port District Act of 1959, as amended, hereinafter sometimes referred to as "Port District", "District", or "Lessor" and National Robinson, L.L.C. a Delaware limited liability company, with its principal place of business at 4303 Kennedy Avenue, East Chicago, Indiana, 46312, hereinafter sometimes referred to as "Company" or "Lessee",

WITNESSETH:

WHEREAS, the Port District has, among its privileges and powers, the power to construct, lease, operate and maintain terminals and port facilities and to perform all functions incidental thereto and necessary to accomplish the Port District's primary purpose within the boundaries of the Tri-City Regional Port District in Madison County, Illinois; and

WHEREAS, the Port District has obtained leases of parcels of land from the Department of the Army (wherein the District is sometimes identified as the "Tri-Cities Regional Port District") said leases being respectively designated No. DA-23-065-CIVENG-62-44 executed by the Army on 16th day of August, 1961, and by the Port District on the 11th day of September, 1961, as amended by Supplemental Agreement No. 1 dated September 1, 1964, Supplemental Agreement No. 2 dated the 4th day of March, 1966, and Supplemental

Agreement No. 3 dated the 30th day of May, 1973. Containing 217.3 acres more or less, adjoining the harbor which has been constructed by the Federal Government in connection with its Chain of Rocks canal project in Madison County, Illinois. Said lease as amended is for a term of 60 years ending the 31st day of August, 2023.

Said leases are hereinafter referred to as the "Government Leases"; and

WHEREAS, the Port District and the Company desire to enter into a Lease of certain land.

NOW, THEREFORE, in consideration of the premises and One Dollar ($1.00) and other good and valuable consideration in hand paid and the mutual promises and covenants the parties hereto agree as follows, to-wit:

ARTICLE I - THE PREMISES

Section 1.1 - The District agrees to demise and lease, and by these presents does demise and lease to the Company, the following described real estate, hereinafter called "Demised Premises" or "Premises" to- wit:

> Parcel 5 - A tract of land being part of U.S. Survey 594, Claim 1865 and U.S. Survey 581, Claim 1258 in the south half of Section 12, Township 3 North, Range 10 West of the Third Principal Meridian, Madison County, Illinois, being more particularly described as follows:
>
> Commencing at the intersection of the easterly line of U.S. Survey 594, Claim 1865 with the southerly line of Lot 12 in the "3rd Subdivision of the W. R. Benjamin Tract" as recorded in Plat Book 19 on Page 19 in the Recorder's office of Madison County, Illinois; thence North 65 degrees 01 minutes 00 seconds west, along the southerly line of said subdivision and its westerly extension, a distance of 1150.78 feet to the centerline of Old Rock Road (as traveled) (also known as Chouteau Slough and Alton-St. Louis Wagon Road); thence along said centerline as

follows:

North 40 degrees 06 minutes 42 seconds east a distance of 115.19 feet; around a curve to the left having a radius of 2386 feet, chord bearing North 32 degrees 54 minutes 12 second east, through a central angle of 14 degrees 25 minutes 03 seconds, an arc distance of 600.40 feet; north 25 degrees 41 minutes 40 seconds east a distance of 261.17 feet to the centerline of the Tri-City Regional Port District Dock Access railroad (Norfolk & Southern);

Thence North 59 degrees 19 minutes 47 second west a distance of 519.11 feet to an iron pin at the point of beginning of the tract herein described; thence continuing on the previous course of North 59 degrees 19 minutes 47 seconds west a distance of 537 feet; thence north 30 degrees 40 minutes 13 seconds east a distance of 845 feet; thence south 59 degrees 19 minutes 47 seconds east a distance of 497.75 feet; thence south 14 degrees 19 minutes 47 seconds east a distance of 55.50 feet; thence south 30 degrees 40 minutes 13 seconds west a distance of 805.75 feet to the point of beginning, containing 10.40 acres.

All as shown and delineated on Exhibit A attached hereto (which shall in no event be construed to be the survey required pursuant to Section 3.6 hereof), to have and to hold said described land for a term ending on the 31st day of August, 2023, with all rights and privileges, easements and appurtenances thereto belonging, and subject to all restrictions, rights and privileges arising under and by virtue of the Government Lease hereinabove referred to, for the use of Company in the manner hereinafter provided for the purpose of constructing, installing, operating and maintaining facilities for the processing of steel into sheets and plates, said facilities to consist of:

An approximately 105,000 square foot processing/warehouse facility with approximate dimensions of 150' x 700', to be constructed by the Company. The facility will include a cold reduction mill and cut-to-length line with a production capacity of approximately 200,000 tons of steel per year, five (5) overhead cranes, approximately 2,250 square feet of office space and approximately 770 feet of rail track to serve the facility.

Construction of the facilities to be built by the Company on the Demised Premises described above shall commence within ninety (90) days after final approval of such

improvements is received from the Corps of Engineers pursuant to Section 1.8 hereof and shall be constructed and in operation within 18 months thereafter (the "Construction Period"). Except as otherwise provided below, if said facilities are not constructed and in operation at the end of the Construction Period, at the written election of the Port District, this Lease shall terminate and become null and void and this Lease shall be of no further force or effect. Notwithstanding any of the above, this Lease shall not terminate at the end of such Construction Period, provided Company has commenced construction of the facilities described above and is proceeding in good faith and with due diligence to complete construction of the facilities and commence operations therein. There shall be excluded from the computation of such Construction Period, and such period shall be extended by, any delays due to strikes, riots, Acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other cause of any kind whatsoever, except those resulting from lack of funds, which is beyond Lessee's reasonable control. In the event the District fails or neglects to exercise the above described right to terminate this Lease within sixty (60) days subsequent to the termination of the Construction Period, as extended as permitted above, the foregoing termination right shall be deemed permanently waived.

Subject to Lessor's right of relocation set forth in Section 3.7(b) hereof, simultaneously with the execution of the Lease by the Port District, the Port District shall grant to Lessee a non-exclusive easement for roadway, railway and utility purposes upon the property identified as Parcel 6 on Exhibit A. Said easement shall be granted substantially in the form set forth in Exhibit B attached hereto. The timing of recordation of such easement in the Madison County land records shall be by mutual agreement of the Parties.

The Lessee shall have the option of extending this Lease for an additional twenty (20) year term in the manner hereinafter provided (it being understood that such option may be exercised on one or more occasions if the Government Lease is extended on more than one occasion.) This option is subject to the extension of the existing term of the Government Lease which terminates on the 31st day of August, 2023. If said Government Lease is not extended for an additional 20 years, then the option herewith granted to the Lessee shall be limited to a term equal to or less than (whichever Lessee elects) the number of years represented by each extension of said Government Lease. The Port District will make a diligent and good faith effort to extend said Government Lease and will initiate negotiations for an extension thereof before August 31, 2020, said date being three years prior to the termination of the original term of said Government Lease on August 31, 2023. The Port District will keep Lessee advised of the status of said negotiations and shall deliver to Lessee a true and accurate copy of the applicable extension agreement promptly upon its execution. All of the terms and conditions of this Lease shall continue in full force and effect for any such extended period except that the rental to be paid during the said extended period shall be the rental due under the calculation described in Section 1.4 hereof at the time of any such extension or extensions. The Lessee shall give the Port District written notice of its intention to extend its primary term for the period or periods hereinabove described at least six (6) months prior to the expiration of its primary lease (or the then applicable option term) or within thirty days after receipt of the applicable extension agreement for the Government Lease, whichever is later.

Section 1.2 - Lessor agrees to provide for Lessee's use (in conjunction with other

users), at no cost to the Lessee, all existing and future trucking concourses and pipelines controlled by the Lessor adjacent to the Demised Premises and a means of reasonable ingress and egress to the area under lease to the Company. Lessee shall be entitled to the non-exclusive use of the existing Port Truck Haul Road connecting the Port District General Cargo Dock by an extension of North Street with Old Rock Road. The location of said Truck Haul Road is shown on Exhibit A as attached. The Haul Road follows the following described line:

> Starting from the existing roadway serving the General Cargo Dock and the Granite City Steel Dock, the Haul Road will connect to the East Canal Levee Road and then follow the levy road northerly to a point approximately 550 feet north of Rock Road, the haul road will then follow an extension of North Street, which will be constructed as part of the haul road, connecting the levy road and Old Rock Road.

Said Haul Road has been constructed to accommodate a load limit of 18,000 pounds per axle.

The use of said trucking concourses and pipelines and means of ingress and egress is to be subject, at all times during the period of this lease, to the rights of the Lessor or its assigns to construct, operate, maintain and use said facilities, and further subject to the right of the Lessor to determine speed and safety procedure, to control and approve of the method of operation, including the switching and handling of trucks or rail cars, if any, over and along any roadway or trackage adjacent to the leased premises (except for the roadway, railway and utility easement described on Exhibit B attached hereto, which operation shall be governed by the terms of said easement) and area service ways used in conjunction with or in relation to the Demised Premises; provided, however, that Lessor shall not exercise such

rights in any manner that will be incompatible with Lessee's reasonable use and operation of its Demised Premises.

Section 1.3 - The land and the improvements that may hereafter be erected thereon and which are to be operated by Lessee, are to be used for the purpose of constructing, installing, operating and maintaining a processing/warehouse and office facility for the processing of steel into sheets and plate and the storage thereof which shall be duly licensed at all times when a license for such operation is required. Said installations and their maintenance and operation shall be in accordance with the power and authority of the District as created by an Act of the Legislature of the State of Illinois. Lessor hereby represents that this Lease and the construction of said facilities are consistent with and in accordance with the power and authority of the District under the Act.

Section 1.4 - Lessee hereby agrees and covenants to pay Lessor, at said Lessor's office, located at 2801 Rock Road, Granite City, Illinois, 62040, or at such other place in Madison County, Illinois, as said Lessor may, from time to time, designate in writing, a rental of One Thousand Six Hundred Thirty-six and 60/100 Dollars ($1,636.60) per acre, per annum made in quarterly installments. The quarterly installments shall be made each January 1, April 1, July 1 and October 1. The first rental payment for the Demised Premises will be due July 1, 1998 and the final rental payment shall be pro rated for any part of a quarter remaining at the time of termination of this Lease.

If payment is not made to the Lessor within five days of the date when due, a penalty equal to the then existing prime interest rate (as publicly established from time to time by the First National Bank of Chicago or its successors) plus an additional 6 percentage points,

calculated on an annual basis, may be assessed by the Lessor against the late payment for the period of time from the due date until the date paid and if assessed shall be paid by the Lessee. Said rental is to be adjusted only upward in accordance with the Producers Price Index (PPI) for industrial commodities as published by the Bureau of Labor Statistics of the U.S. Department of Labor, or any successor index, every five (5) years on the anniversary of this Lease. Such increase, if any, shall be determined by comparing the then applicable PPI to the most currently available PPI as of the date of this Lease. The rate of any rental increase for any five year period, however, shall not exceed 18% of the then existing rental payment irrespective of an increase in the Producer Price Index. The rental described herein shall be payable during the primary term and the option term described in Section 1.1 hereof. The rental provisions made in this Paragraph are subject to and conditioned upon the renewal or extension of said Government Lease at the level of the rentals currently required under said Lease. If said rentals on said Government Lease are increased, during the term of this Lease or any extension thereof, the rentals then payable by Lessee to Lessor under this Lease hereafter shall be increased by a like amount on a per acre basis; however, Lessor and Lessee expressly acknowledge and agree that the maximum amount of rent increases due from Lessee per acre under this Lease, which rent increases are attributable to increases in rentals of the Government Lease (as opposed to increases based on the Producer's Price Index, more fully described above), shall not exceed $500.00 per acre in the aggregate through the primary term of this Lease.

Section 1.5 - In addition to the rental, Lessee shall pay all charges for heating, cooling, and water and all electricity, gas, sewer and other utility services rendered to the Demised

Premises, only. Lessee will pay the cost of installation of any meter required to determine the amount of charges for the utilities service furnished to the Demised Premises. Notwithstanding the immediately preceding sentence, Lessor will provide the extension of water and sewer utilities as described in Section 1.7 hereof. Nothing herein shall be interpreted to require the Lessor to extend electric or gas service to the Demised Premises.

Section 1.6 - The improvements and installations described herein and any improvements and installations subsequently installed on the Demised Premises shall be erected on the Demised Premises by the Lessee. Said improvements erected on the Demised Premises for or on behalf of the Lessee shall be Lessee's property, but, said improvements shall remain on the Demised Premises during the term of this Lease and shall not be removed during the term except as provided in section 2.13 of this Lease. The use of any improvements erected on said Demised Premises shall be consistent with the statutory and constitutional powers of the Port District, and shall be in compliance with this lease and the laws of the State of Illinois and the United States of America, and the applicable laws of the County of Madison, whose boundaries may encompass the Demised Premises and shall be subject to compliance with the provisions of the Government Lease, which, by this reference is made a part hereof and the plans and specifications of any improvement hereinafter situated on said Demised Premises must be approved by the Tri-City Regional Port District and the Corps of Engineers, St. Louis District. By the execution of this Lease, Lessor certifies that the use of the Demised Premises, pursuant to the immediately following paragraph and Sections 1.1 and 1.3 hereof is consistent with the statutory and constitutional powers of the Port District.

Specifically, Lessee shall have the right, at its sole cost and expense, to erect and install on the Demised Premises the improvements and facilities listed in Section 1.1 and such other improvements and facilities as shown on the plans and specifications approved hereunder, and to extend or alter said improvements and facilities from time to time and to extend an electric service line, and a natural gas main, to the premises, the location of such extensions to be approved by the Lessor. Any approval by the Lessor required under this Lease shall not be unreasonably withheld; provided, however, that with respect to the construction of any improvements (a) Lessee provides the Lessor and the Corps of Engineers, St. Louis District, with plans and specifications for any such construction or alterations and such plans and specifications are approved by the Lessor and the Corps of Engineers, and (b) none of the construction activity materially interferes with the business operation of other tenants of the Lessor or occurs off the Demised Premises without the Lessor's consent. Lessee shall accomplish the completion of any construction free and clear of all mechanic's liens.

Section 1.7 - Lessor, as a condition of this Lease, has agreed to construct certain roadway, rail track facilities, culverts, water line and sewer line adjacent to the leased premises and more fully described in Exhibit C attached hereto (the "Lessor's Infrastructure Improvements"), which shall be used by the Company in conjunction with other tenants of the District or the successors and assigns of the District. The Lessor will be responsible for maintenance of the subject facilities.

Each of the Lessor's Infrastructure Improvements shall be completed and available to Lessee on or before its respective construction completion date set forth on Exhibit C. The

construction completion dates shall be extended, by any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions (except those imposed by Lessor) or any other cause of any kind whatsoever, except those resulting from lack of funds, to complete the Lessor's Infrastructure Improvements, which is beyond the Lessor's reasonable control.

Section 1.8 - The rights herein granted to the Lessee are limited to the operations authorized to be conducted on lands demised under the Government Lease described in the recitals herein. This Lease and the construction of all improvements made hereunder are subject to the approval of the Corps of Engineers. Upon receipt of Lessee's final plans and specifications for the improvements which Lessee proposes to build upon the Demised Premises, Lessor will make a good faith effort to obtain the Corps of Engineers' approval of the Lease and the construction of the facilities described in Section 1.1, and represents it has obtained preliminary written approval for construction of the facilities described in Section 1.1, a copy of which is attached hereto as Exhibit D (the "Preliminary Approval"). The Port District and the Company agree to address the Corps of Engineers' requirements set forth in the Preliminary Approval in the manner set forth in Exhibit E attached hereto and in Section 3.10 of this Lease. The Port District shall also make a good faith effort to obtain the Corps of Engineers' approval of the construction of such other improvements as may subsequently be approved by the Port District hereunder, which approval shall not be unreasonably withheld or delayed.

Section 1.9 - This Lease is made subject to easements for construction, operation and maintenance of railroad tracks, roadways, walks, pipelines, poles and wires, upon, over and

across the land affected by said Lease whether said easements are now in effect or may hereafter be placed in effect by the exercise of the Lessor's rights, herewith reserved, to locate said easements for its purpose over and across said land. The Lessor shall make its best effort to locate any such new easements or any relocation of presently existing easements in a manner designed to best avoid interference with Lessee's use of the Demised Premises. This Lease is also made specifically subject to the rights of the United States Government specified in the Government Lease with respect to easements, land regulations and supplemental controls specified therein. Lessee shall be credited in rentals for any deprivation of the use of the land covered by this Lease which results from the establishment or relocation of such easements hereafter in proportion to the amount of land in the Demised Premises which can no longer be used by Lessee.

If the Lessee is deprived of the use of all or any part of the manufacturing and storage facility described herein as a result of the creation or relocation of the aforesaid easements or the creation of the aforesaid regulations and controls, the rental described herein shall abate on a proportional basis, based on that portion of Lessee's facility that Lessee is unable to utilize for the purpose for which it was built.

If the Lessee is deprived of the use of all or any part of the manufacturing and storage facility described herein for a period of ninety (90) days or more as a result of the creation or relocation of the aforesaid easements, regulations and controls to the extent, in Lessee's reasonable opinion, that Lessee is unable to utilize the facility for the purpose for which it was built, Lessee may elect, by written notice to Lessor, given within one hundred and twenty (120) days after the date on which Lessee was first deprived of the use of the facility, to

terminate this Lease, as of the date of such notice, and shall, within nine (9) months after such termination (subject to reasonable extensions of time due to force majeure) remove any and all improvements made thereon by Lessee, including any roadway, track or utility constructed by Lessee on the easement attached hereto as Exhibit B, unless said obligation to remove is excused by direction of the Lessor. Nothing in this lease or paragraph contained shall operate to bind the Lessor to compensate for the taking of any land or facilities by the United States Government under the terms and conditions of the Government Lease and in such event nothing in this Lease shall be deemed to deprive the Lessee by any compensation received or claim made therefor from the United States Government for any taking by the United States Government.

ARTICLE II - LESSEE'S COVENANTS

Section 2.1 - Except for the obligations imposed on Lessor under Sections 1.5, 1.7, 3.2, 3.3, 3.7(b) and 3.10 herein, Lessee covenants and agrees that it will be responsible for and pay all costs associated with Lessee's lease of said land, including, but not limited to, all taxes and assessments (but only to the extent that such taxes and assessments are levied on the Demised Premises, and not on any other real property, and that such taxes and assessments are due and payable based on assessments made during the term of this Lease) and costs incurred for labor, necessary to create and to operate and maintain the facilities installed on said leased land by Lessee, and payment for commodities and contractual services for maintenance and operation, payment for utility and sanitary sewer charges, and payment for insurance. The Lessee understands and agrees that Lessor will make no physical improvements to the land described in Section 1.1 or, except as provided in Section 3.7(b), be

responsible for the cost of any such improvements or installations made thereon and that none of the costs pertaining to operation of the facility shall be or become an obligation or responsibility of the Port District.

Section 2.2 - Lessee shall pay the rental specified in Section 1.4 above as same becomes due and payable.

Section 2.3 - Lessee covenants and agrees to operate the facilities and improvements subject to the terms and conditions set forth herein.

Section 2.4 - Lessee covenants and agrees that during the entire term of this Lease, it will keep the Demised Premises in good order, condition, and repair and it will maintain and repair all roads, tracks, buildings, and other facilities hereinafter erected on the Demised Premises by Lessee. Nothing contained herein shall be deemed to excuse the Lessee from maintaining or repairing, any rail spur and any railway, roadway or utility improvements installed by the Lessee on the non-exclusive roadway, railway and utility easement described in Exhibit B, in accordance with this Paragraph 2.4, but subject to the limitations set forth in said easement. If Lessee fails or refuses to provide said maintenance and repair for any of its facilities or improvements described in this paragraph, Lessor may, but need not, take the necessary steps to put said Demised Premises and facilities, in good order, condition or repair, and Lessee shall pay Lessor the cost thereof as rent hereunder and Lessor may take action on Lessee's default in payment after ten (10) days' written notice of the amount due in the same manner as in the event of Lessee's default in Payments as hereinafter provided. Prior to Lessor's exercise of the rights granted in the immediately preceding sentence, Lessee shall have the right to cure said default as described in Paragraph 4.1(b) of this Lease.

Section 2.5 - Lessee shall permit Lessor and or an engineer designated by Lessor to enter upon the Demised Premises at all reasonable hours for the purpose of inspecting same, and Lessor shall not, except in cases of emergency, exercise this privilege in such a way as to unreasonably interfere with Lessee's business. Such inspections shall be conducted during normal business hours and in the company of Lessee's representatives.

Section 2.6 - Lessee shall not, without the prior written consent of Lessor, use or occupy the Demised Premises for any purpose whatsoever other than that specified in Sections 1.1 and 1.3 above. Lessee shall not use the Demised Premises for any unlawful purpose and shall at its own expense, comply with all ordinances, laws, rules, and regulations of the Tri-City Regional Port District, the County of Madison, the State of Illinois, the United States of America and all lawful authorities, agencies and departments of the aforementioned governmental entities having jurisdiction in the premises. Lessee will also be responsible for installing or erecting all environmental pollution control devices that are or may be hereafter required by a local, state or federal regulatory agency with respect to Lessee's facilities and for the proper operation and maintenance of said environmental pollution control devices.

Lessee shall be responsible for the clean-up of any spillage of materials delivered to or shipped from its facilities by any means of conveyance and shall immediately undertake to clean up such spillage whether such spillage occurs on the Demised Premises or land or roadways adjacent to or leading to or from the Demised Premises, unless such spillage is caused by Lessor, its agents, representatives or employees or any other party acting within Lessor's control. Notwithstanding the preceding sentence, however, it is understood and agreed that Lessee's responsibility is limited to any spillage that occurs during the term of this

Lease or during any construction activity initiated by Lessee prior to the commencement of the term of this Lease.

Lessee further agrees not to use or permit to be brought upon the Demised Premises or to permit to be done thereon any act or thing which will invalidate or which, if brought on, would be in conflict with any insurance policy covering the Demised Premises or bring or keep anything thereon which will not comply with all rules, orders, regulations, or requirements of the Board of Fire Underwriters or any similar organization and Lessee shall at all times make a good faith effort to comply with all such rules, orders, regulations or requirements. Lessee shall not do or permit anything on the Demised Premises which constitutes a public nuisance. Lessor shall provide Lessee with copies of its insurance policies at least bi-annually.

Lessee agrees to indemnify and hold the Lessor harmless from any and all penalties, damage or charges actually imposed or losses or expenses actually incurred by the Lessor solely as a result of the violation of any Federal, State or Municipal law or regulation or ordinance by the Lessee, its customers, officers, agents, employees, guests or invitees which violation(s) occurs at or on the Demised Premises and arises directly out of or as a result of, the operations of Lessee at or on the Demised Premises.

Section 2.7 - The Lessee shall not assign, transfer, sublease or sell this Lease or any right thereunder without the prior written approval of the Lessor, which approval shall not be unreasonably withheld or processing thereof delayed nor shall Lessee assign, transfer, sublease or sell this Lease without the prior approval of the District Engineer, United States Army Engineer District, St. Louis, Missouri. However, Lessee without obtaining the prior consent

of Lessor, may enter into contracts of the kind usually and customarily entered into in the conduct of the Lessee's business permitted under the terms and provisions of this Lease. Notwithstanding any assignment or sale, Lessee shall at all times remain liable for performance of all covenants and conditions to be performed under this Lease, including, but not limited to payment of all monetary amounts herein specified.

Notwithstanding any of the above, the Port District recognizes and agrees that the Lessee may assign the Lease or may sublease the Demised Premises to any members of the Lessee or any such member's respective Affiliates (collectively, a "Permitted Party"") and further agrees that a Permitted Party may assign its interest in this Lease to another Permitted Party. However, this right to sublease or assign is specifically conditioned upon the execution of a "Waiver and Consent" by such sublessee or assignee under this Section 2.7 in substantially the form attached hereto as Exhibit F. For the purpose of this Section 2.7, "Affiliate" shall mean any entity controlling, controlled by or under common control with National Robinson, L.L.C. or a member of National Robinson L.L.C., or an entity into which National Robinson L.L.C. or a member of National Robinson L.L.C. merges.

Section 2.8 - Lessee shall give Lessor immediate written notice of all accidents of which Lessee has actual knowledge and which occur on the Premises.

Section 2.9 - Lessee agrees to indemnify and hold Lessor, the United States Government and the Secretary of the Army (collectively, an "Indemnitee") harmless from any and all liability, judgment, costs, damages and expenses, including reasonable attorneys' fees (collectively "Damages"), that actually accrue against, are charged to, or are recovered from Lessor by reason of, or on account of damages to: the property of Lessor; the property of

Lessee; or the property of any third party or parties; or the property of, injury to, or death of any person, arising solely from Lessee's use, alteration, occupancy or operation of the facilities or improvements on the land herewith demised and any easements herewith granted, including acts of Lessee's agents, contractors and subcontractors, but not including any Damages arising solely from the negligence, misconduct or breach of this Lease by Lessor. Lessor shall give Lessee prompt and timely notice upon receipt of any actual written claim made or suit instituted by service of summons and complaint on an Indemnitee, which is covered by the indemnification in this Section 2.9. If any such proceeding is brought against an Indemnitee, Lessee shall retain counsel to defend the Indemnitee at Lessee's sole cost and expense. Lessee shall give Lessor prompt and timely notice of any accidents or incidents arising out of Lessee's use and occupancy of and operations on the Demised Premises, and facilities and improvements erected thereon which in any way adversely affects Lessor or its insurer with respect to the Demised Premises. Nothing contained herein will require either party to give notice of claims or litigation against that party or that are unrelated to this Lease.

Provided that Lessee has been given the opportunity to compromise and defend the claim, any final non-appealable judgment rendered against Lessor by a court of competent jurisdiction for any cause for which Lessee is liable under this Section 2.9, shall be conclusive against Lessee as to liability and dollar amount. Except as hereinafter provided, Lessee shall, at its own expense, keep in force or cause to be kept in force, insurance of the following types and in not less than the following amounts, issued by a company or companies of sound and adequate financial responsibility, licensed to do business in the State

of Illinois, and reasonably approved by Lessor, to-wit:

a) Comprehensive public liability insurance in the amount of $5,000,000 per person and in the amount of $5,000,000 per accident.

b) Comprehensive property damage insurance in the amount of $5,000,000 per accident.

Said amounts of coverage shall be reviewed every three (3) years, upon the anniversary of this lease, during the effectiveness of this lease and increased if necessary by amounts mutually and reasonably agreed upon by the Lessor and Lessee.

Lessee shall furnish to Lessor certificates evidencing such insurance, naming Indemnitee as additional insureds thereunder.

Lessee shall also carry Worker's Compensation and Employer's Liability Insurance to cover accidental injury to any of Lessee's employees as provided by the Workmen's Compensation Law of Illinois. Evidence of procuring and maintenance of such insurance shall be furnished by Lessee to Lessor.

Section 2.10 - Lessee agrees that in case of the substantial damage or destruction of the facilities constructed by Lessee and situated on the Demised Premises, the Lessee shall within three hundred and sixty-five (365) days of the date of said damage or destruction (subject to reasonable extensions of time due to force majeure) either (1) restore the facilities constructed by Lessee to their original condition, ordinary wear and tear excepted, or (ii) restore the premises in the manner provided in Section 2.13, and terminate this Lease, without further liability to Lessor.

Section 2.11 - Lessee covenants and agrees:

A. That this lease is subject to, subordinant to, and limited by the

terms of the Government Leases.

B. Not to do nor permit anything to be done which constitutes a breach of the Government Lease or cause the Government Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Department of the Army under said Government Lease; to indemnify and hold the Port District harmless, and does hereby indemnify and hold the Port District harmless, from and against all claims of any kind or nature whatsoever that the Port District actually suffers or incurs as a direct result of any breach or default on the part of Lessee by reason of which the Government Leases may be terminated or forfeited, except to the extent that the cause of said claims is due to the fault or neglect of the Port District or its agents, representatives or employees and/or some third party other than the Lessee;

C. That the Lessee has read and is familiar with the terms of the Government Lease.

Section 2.12 - Intentionally Omitted.

Section 2.13 - At the expiration of this Lease or any valid extension thereof, the Lessee shall deliver the possession of the Demised Premises to the Port District in good order and condition, ordinary wear and tear excepted, and shall, within a reasonable time period after the expiration or termination of this Lease, remove any and all improvements made thereon by Lessee, including any roadway, track or utilities constructed by Lessee on the easement attached as Exhibit B, unless said obligation to remove is excused by direction of the Port District. For the purpose of this paragraph, ordinary wear and tear shall not include any spills or deposits of hazardous substances or materials upon the Demised Premises which occur during the period the Demised Premises is in Lessee's possession; and, restoration of the Demised Premises shall include the removal of such materials from the Demised Premises. Upon the Lessee's failure to so remove and restore said Premises, the Port District may

restore the Premises and facilities or remove same and Lessee shall be liable for payment of the documented cost thereof to the Port District.

Section 2.14 - Lessee covenants that it will not make any capital additions, improvements or modifications to the erected structural aspects of the facilities that Lessee erects on the leasehold property without the prior written consent of the Lessor, which shall not be unreasonably withheld, nor will the Lessee undertake any action which will result in the creation of a lien on the facility or the premises. The Lessor shall consider and respond to Lessee's request for approval under this Section 2.14 within 60 days of the actual receipt of such request. Failure of the Lessor to act within that time period shall be considered to be operative as a consent to said addition, improvements or modifications.

Section 2.15 - Lessee covenants that it will, at the termination of this Lease, by lapse of time or otherwise, yield up immediate possession to the Port District (subject to Lessee's right to enter the demised premises for a reasonable period of time after the expiration or termination of this Lease in order to permit Lessee an opportunity to comply with the terms of Section 2.13 above; provided, however, that in no event shall a time period beyond 90 days be considered reasonable). Upon failing to do so, Lessee will pay as liquidated damages for the time such possession is withheld, the sum equivalent to Two Hundred Percent (200%) of the rent payments applicable under this Lease as of the date on which this Lease expires or terminates, computed on a monthly basis. Such payment shall not prevent the Port District from exercising all rights it may have to prevent Lessee from holding possession of the facility.

ARTICLE III - LESSOR'S COVENANTS

Section 3.1 - Lessor represents, warrants and covenants that it has good and sufficient interest in and to the Demised Premises herein described and has lawful right to make this Lease for the term aforesaid, and that it has taken all actions necessary to assure the lawful execution of this Lease and covenants that if, Lessee shall pay the rental and perform all the covenants and provisions of this Lease to be performed by said Lessee, Lessee shall have the right, during the term of this Lease or any extension thereof, to freely, peaceably and quietly occupy and enjoy the full and exclusive possession of the premises and the tenements, hereditament and appurtenances thereunto belonging and, the rights and privileges herein granted, without molestation or hinderance, and Lessor or its Representatives will defend Lessee's rights as herein granted. Lessor's title and right to hold said land is subject to, and based upon, the above-described Government Lease. There are no other agreements with the Department of the Army affecting the Demised Premises other than the aforesaid Government Lease and same is in full force and effect and Lessor has no knowledge of any default in its obligations thereunder.

Section 3.2 - Lessor will accomplish the extension of water and public sewer services described in Section 1.7 hereof, all at Lessor's expense. Construction of said utility services shall be completed on or before June 30, 1999 subject to a reasonable extension of time due to force majeure. It is understood that Lessee will provide for separate metering of said services to the Demised Premises as provided in Section 1.5 above.

Section 3.3 - Lessor will maintain and keep in repair, satisfactory to accomplish Lessee's reasonable use thereof, all roads, and access ways located on Port District property or property controlled by the Lessor and used by Lessee for access to the Demised Premises.

Failure of Lessor to act to clear said access roads of any physical obstruction which limits Lessee's use of said facilities within ten days of the first instance of said obstruction shall constitute authority for Lessee to remove said obstacle at Lessor's expense.

Section 3.4 - Lessor covenants and agrees that it will comply with the terms and conditions of the Government Lease during the term of this Lease or any extension thereof and will promptly advise Lessee of any notice of default, breach or forfeiture given to the Lessor by the Department of the Army. The Lessor will not violate, breach, cancel, amend or reduce the term of the Government Lease affecting Lessee's Demised Premises herein specified during the term of this Lease or any extension thereof.

Section 3.5 - Lessor will promptly notify Lessee of receipt of any notice from the Secretary of the Army that the Army's right under Paragraph 18 of the Government Lease may be exercised to terminate the Government Lease by reason of non-use of all or any substantial portion of the 217.3 acres covered in the Government Lease for a period of five consecutive years. Lessor will act with due diligence to prevent such cause for termination of the Government Lease.

Section 3.6 - Lessor represents and warrants: (a) that it has a good and merchantable leasehold interest in and to the Demised Premises and Parcel 6 shown and described on Exhibit A (the "Subject Parcels") subject to the terms of the Government Lease, (b) that the Subject Parcels have access to public roads, (c) that Parcel 6 is contiguous to the Demised Premises without any gaps or gores, (d) that there are no matters and no third party has any rights, except under the terms of the Government Lease or this Lease which would in any way interfere with the Lessee's improvement or use of the Demised Premises or the

nonexclusive easement granted pursuant to Section 1.1 above and (d) that the Demised Premises and Parcel 6 are zoned for the uses described above. Lessor, at its cost, will obtain and deliver to Lessee within thirty (30) days after the date of this Lease a new title policy providing extended coverage insuring the Lessee's leasehold interest or easement (as the case may be) in the Subject Parcels in form and substance reasonably acceptable to Lessee, and a current survey prepared by a surveyor, reasonably acceptable to Lessee, in accordance with ALTA Standards and certified to Lessee and the title insurer showing the boundaries of the Subject Parcels and identifying and locating any encroachments, easements or reservations applicable thereto in form and substance reasonably acceptable to Lessee.

Section 3.7 - (a) The Port District represents and warrants, or covenants, as the case may be, that the Port District has no knowledge of past or current presence, disposal, or storage of any hazardous or toxic substances or materials at, on, in or under the Demised Premises, except as described in that certain report entitled "Phase I Environmental Report Site Assessment Parcel 5 - Levee Road Site, Granite City, Illinois" dated June 12, 1998 prepared in accordance with Illinois law by Phillips Service Corp. (the "Parcel 5 Report").

(b) The Port District represents or warrants, as the case may be, that the Port District has no knowledge of past or current presence, disposal or storage of any hazardous or toxic substances at, on, in or under the easement parcel (Parcel 6) described in Exhibit B attached hereto, except as described in that certain report entitled "Phase I Environmental Site Assessment Addendum Parcel 6 - Railroad Easement Site", dated July 6, 1998 (the "Parcel 6 Report"). The Port District covenants and agrees to perform any further investigations

required or recommended by the Corps of Engineers and/or the Illinois Environmental Protection Agency as a condition of the approval of this Lease or the construction of the improvements described in Section 1.1 hereof and Exhibit B. In the event the Corps of Engineers and/or the Illinois Environmental Protection Agency require any removal or remediation of such hazardous materials at, on, in or under Parcel 6, Lessor shall within five (5) business days of receiving such investigation(s) or learning of such requirement notify the Lessee thereof in writing. Lessor, by written notice to Lessee (the "Election Notice"), given no more than thirty (30) days after Lessor receiving such investigation(s) or learning of such requirement, shall elect to either, at its sole cost:

(i) no more than thirty (30) days after delivery of the of the Election Notice, commence the remediation and removal of the hazardous materials at, on, in or under Parcel 6 to the satisfaction of the Corps of Engineers and/or the Illinois Environmental Protection Agency and to the Lessee's reasonable satisfaction. Lessee shall be deemed to be satisfied by such remediation and removal, if such remediation and removal has been approved either by (i) the Corps of Engineers or the Illinois Environmental Protection Agency or (b) by the unappealable order of a court having jurisdiction with respect to the issue. Lessor shall use diligent efforts to complete such remediation and removal in time sufficient to allow completion of the Lessor's Infrastructure Improvements to be constructed on Parcel 6 by the date or dates set forth in Exhibit C hereof; or

(ii) grant Lessee a roadway, railway and utility easement in an alternate

location or locations which contain no hazardous materials, shall not increase Lessee's cost of operation, shall permit the proposed roadway to terminate on the southern property line of the Demised Premises and shall provide the rail track equal access to the southside receiving bays to be constructed by Lessee on the Demised Premises as the configuration shown on the site plan drawing number SC312, dated June, 1998, prepared by Sheppard, Morgan & Schwaab, Inc. Lessor agrees to compensate Lessee upon demand an amount equal to Lessee's increased cost of construction arising from the relocation of the easement to an alternate location or locations. All representations, warranties, covenants and agreements pertaining to Parcel 6 and the easement to be granted pursuant to Section 1.1 hereof shall apply equally to the alternate location or locations and the easement to be granted thereon. Such alternate easement or easements shall be in substantially the same form shown on Exhibit B.

Section 3.8 - Lessor covenants and agrees that it has delivered to Lessee true, accurate and complete copies of the Government Lease which relates to the Demised Premises described in Section 1.1 hereof.

Section 3.9 - Lessor hereby covenants and agrees that, throughout the term of this Lease and any extension thereof, Lessor shall continuously maintain comprehensive general liability insurance and property damage insurance applicable to its territory and properties. Such insurance coverages shall be maintained in amounts, and shall provide for deductible amounts, deemed from time to time, normal and customary for governmental bodies comparable to the Lessor.

Section 3.10 - The Lessor hereby represents that it has retained Bauer Technical Services, Inc., a qualified soil scientist to perform a wetlands delineation study on the Demised Premises. Said soil scientist has completed such wetland delineation study dated April 16, 1998 in a manner that is consistent with generally recognized industry standards applicable to scientists providing professional services in this area of expertise. The study determined that there were no wetlands on the Demised Premises. The parties agree that they will reasonably cooperate with each other in satisfying the Corps of Engineers' requirements referred to in subparagraph h of the Preliminary Approval with respect to wetlands. In the event that preservation of the adjacent wetlands is required for the purpose of satisfying the Corps of Engineers' requirements with respect to Lessee's initial improvements upon the Demised Premises described in Section 1.1 above and shown on the plans and specifications for the initial improvements approved by the Corps of Engineers and Lessor, the Lessor hereby agrees to obtain or set aside land for such purpose at no cost to the Lessee. Except as agreed to in the preceding sentence, in the event the Lessee and the Lessor cannot otherwise agree on either (i) the method of satisfying the Corps of Engineers' requirements or (ii) which party shall bear the responsibility (including, but not limited to the financial responsibility) for satisfying such requirements, the Lessee may terminate this Lease by written notice to the Lessor and thereafter this Lease shall have no further force or effect.

Section 3.11 - Upon written request of the Lessee, the Lessor shall enter into an agreement with a Permitted Party, as subtenant of all or part of the Demised Premises or any other subtenant approved pursuant to Section 2.7 (the "Non-Disturbance Agreement") in a form that is mutually agreeable to the Lessor and such subtenant. Said Agreement will

provide that so long as the subtenant complies with all the terms of its sublease, the Lessor, in the exercise of any of its rights or remedies under this Lease, shall not deprive the subtenant, of the right of possession of the property leased in the sublease during the term of the sublease or the use of the roadway, railway and utility easement attached hereto as Exhibit B or join subtenant as a party in any action or proceeding to enforce or terminate this Lease or the easements described in this Lease or obtain possession of the property leased in the sublease or terminate the rights granted pursuant to the said easements for any reason other than a breach by subtenant under the terms of the sublease which would entitle the Lessee to dispossess subtenant thereunder; provided that the following condition is met: Simultaneously with execution of the Non-Disturbance Agreement, subtenant at the Lessor's written request, shall agree in writing, in such form as reasonably requested by the Lessor, that if this Lease is terminated before the term of the sublease terminates or expires, subtenant will be deemed attorned to the Lessor, and will become the Lessor's tenant under the Sublease and the rent on the subleased premises shall be paid at the per acre rental rate established and adjusted in the manner set forth in Section 1.4 hereof. Such rent shall be paid in quarterly installments pursuant to Section 1.4.

ARTICLE IV - MUTUAL COVENANTS

Section 4.1 - If one or more of the following events (hereinafter sometimes called "defaults") shall happen and be continuing, same shall be and constitute a basis for Lessor, at its option, to treat Lessee as being in default under this Lease:

(a) If Lessee defaults in the payment of any of the rentals provided to be paid hereunder and such default shall continue for ten (10) days after written notice of such non-payment by Lessor to Lessee.

(b) If Lessee defaults in the observance or performance of any other covenant, condition, agreement or provision hereof which is not remedied within thirty (30) days after written notice of such default from Lessor to Lessee; provided, however, no default on the part of the Lessee in the performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have in good faith been commenced promptly by Lessee to rectify the same and shall be pursued to completion with diligence and continuity under the terms and conditions of this Lease.

(c) If Lessee becomes bankrupt or admits its inability to pay its debts as they may mature, or makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for Lessee, or for the major part of its property.

(d) If a trustee or receiver is appointed for Lessee or for the major part of its property and is not discharged within ninety (90) days after such appointment.

(e) If bankruptcy, reorganization, arrangements, insolvency, or liquidation proceedings, or any other proceedings for relief under any of the bankruptcy laws or similar laws for the relief of debtors, are instituted by or against Lessee, and are not dismissed within ninety (90) days after such institution.

In any such case, Lessor may at its option exercise any one or more of the following remedies:

(1) Lessor may terminate this Lease and Lessee's right to possession thereunder by giving to Lessee written notice of Lessor's intention so to do, in which event the term of this Lease or any renewal thereof shall end, and all right, title and interest of Lessee hereunder shall expire on the date designated in such notice, which shall not be less than ten (10) days after the date of the notice by Lessor of its intention so to terminate, but Lessee shall not be released thereby from obligation to make further payments of rentals due hereunder for the full period to which said Lessee committed itself under the terms of this Lease.

(2) Lessor may enforce the provisions of this Lease and may enforce and protect the right of Lessor hereunder by a suit or suits in

equity or at law for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal or equitable remedy, but Lessee shall not thereby be released from obligation to make further payments of rentals due.

Section 4.2 - If Lessor exercises either of the remedies provided for in Subparagraph (1) or (2) of Section 4.1 hereof, Lessor may then or at any time thereafter re-enter and take complete and peaceful possession of the Demised Premises, with or without process of law, and may remove all persons therefrom, and Lessee covenants in any such event peacefully and quietly to yield up and surrender the Demised Premises to Lessor and to continue payment of the rentals provided hereunder.

Section 4.3 - If Lessor terminates the right to possession as provided in Subparagraph (1) of Section 4.1 hereof, Lessor may re-enter the Demised Premises and take possession of all thereof (including any and all equipment and apparatus thereon), may remove any portion of the equipment, machinery and apparatus thereon which Lessor elects to so do, and may sublet or relet the Demised Premises or any part thereof from time to time for all of any part of the unexpired part of the then term thereof, or for a longer period, and Lessor may collect the rents from such reletting or subletting, and apply the same, first, to the payment of the expense of re-entry and re-letting, and secondly, to the rentals herein provided to be paid by Lessee, and in the event the proceeds of such reletting or subletting are at any time hereafter not sufficient to pay in full the foregoing, Lessee shall remain and be liable therefor, and Lessee promises and agrees to pay the amount of such deficiency from time to time, and Lessor may at any time and from time to time sue and recover judgment for any such deficiency or deficiencies. Upon the occurrence of any default by Lessee under this Lease,

Lessor shall use due diligence in attempting to obtain a reletting of the facilities and to mitigate its damages.

Section 4.4 - In the event of the termination of this Lease by Lessor as provided for by Subparagraph (1) of Section 4.1 hereof, Lessor shall be entitled to recover from Lessee all the rentals accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Lessee for which Lessee is liable or in respect of which Lessee under any of the provisions hereof has agreed to indemnify Lessor, which may be then owing and unpaid, and all costs and expenses, including court costs and reasonable attorneys' fees incurred by Lessor in the enforcement of its rights and remedies hereunder, and in addition, Lessor shall be entitled to recover the actual damages, including reasonable attorneys fees and court costs, which Lessor actually sustains by reason of the breach of any of the covenants of this Lease. Lessee shall be entitled to credit for any rentals received by Lessor from a reletting of the Premises.

Section 4.5 - This Lease covers in full each and every obligation of every kind and nature whatsoever between Lessee and Lessor concerning the Demised Premises.

Section 4.6 - If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by the laws of the State of Illinois.

Section 4.7 - The removal of the facilities or improvements from the Premises described in Section 1.1 shall not be operative to cause an abatement in the rentals herein provided for but said rentals shall continue to be due and payable for the term of this Lease

or any extension thereof.

If the Lessee is deprived of the use of the manufacturing and storage facility described herein as a result of substantial damage to or destruction of the facilities, as a result of fire, windstorm or other natural hazards, the rental described herein shall abate. Said abatement, if same is justified, shall remain in effect for a period of not to exceed one (1) year from the date of the said damage or destruction. Said abatement will, however, in any event, cease to be applicable upon Lessee's commencement of the reconstruction and restoration of the facility or commencement of restoration of the Premises and termination of the Lease pursuant to the provisions of Section 2.10.

Section 4.8 - Nothing herein contained shall operate to make or be construed to constitute Lessor and Lessee partners.

Section 4.9 - Lessor and Lessee each agree to act promptly and in a reasonable manner in respect to any and all matters arising under this Lease.

Section 4.10 - With respect to any pledge, mortgage, deed of trust, or other security interest on Lessee's leasehold interest and/or property, that may hereafter be granted or established by Lessee with the prior approval of the Lessor (which approval shall not be unreasonably withheld), the Lessor agrees for the benefit of any mortgagee or holder of such mortgage, pledge, deed of trust, or other security interest to give written notice to such holder by U.S. certified mail of any alleged default under this Lease, provided that holder has theretofore registered its name and address with the Lessor simultaneously with the giving of notice to Lessee, of any alleged default under this Lease.

Section 4.11 - Any notice required under the terms of this lease shall be deemed to

have been given when sent by registered or certified mail or overnight courier, postage prepaid, to Lessee at 4303 Kennedy Avenue, East Chicago, Indiana, 46312, and to Lessor at 2801 Rock Road, Granite City, Illinois, 62040, or at such other place as Lessee or Lessor may from time to time designate in writing. Such notice shall be considered to have been delivered three (3) business days after the date of depositing same, if service is undertaken by depositing of said notice or notices in the United States Mail, which date shall be evidenced by the records of the Post Office Department. A copy of said Notice will also be sent to Sheldon Fink, Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois, 60606, but said action shall not be deemed to be required to accomplish effective notice to the Lessee hereunder.

Section 4.12 - This Lease is contingent upon the unconditional approval by the Corps of Engineers of (a) this Lease and (b) the construction of the improvements contemplated in this Lease including, but not limited to, the roadway, railway and utility improvements to be constructed upon the easement described in Sections 1.1 and 3.7(b) hereof. In the event such approval is not received from the Corps of Engineers on or before September 3, 1998 (the "Condition Date"), this Lease shall automatically terminate and neither of the parties hereto shall have any further obligation or liability hereunder. The Termination Date may be extended from time to time by written agreement of the Lessee and Lessor.

WITNESS the hands and corporate seals of the parties hereto on the date first hereinabove stated.

TRI-CITY REGIONAL PORT DISTRICT, a municipal corporation

By: ______________________
Chairman

ATTEST:

____
SECRETARY

NATIONAL ROBINSON, L.L.C., a Delaware limited liability company

By: ______________________
Its: MANAGER

STATE OF ILLINOIS : SS
COUNTY OF MADISON :

I, Velda M. Taylor, in and for said County, in the State aforesaid, do hereby certify that Michael Thornton personally known to me to be the Chairman of the Tri-City Regional Port District Board, and Charles E. King Jr., personally known to me to be the Secretary of said Tri-City Regional Port District Board, and personally known to me to be the same person whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such Chairman and Secretary, they signed and delivered the said instrument as Chairman and Secretary of said Board, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority, given by the Board of Commissioners as their free and voluntary act, and as the free and voluntary act and deed of said Board, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 10th day of August, 1998.

"OFFICIAL SEAL"
VELDA M. TAYLOR
Notary Public, State of Illinois
My Commission Expires 08/29/99

Velda M. Taylor
Notary Public

STATE OF ILLINOIS : SS
COUNTY OF COOK :

I, ______________________, in and for said County, in the State aforesaid, do hereby certify that Paul Labriola, personally known to me to be the Manager of National Robinson, L.L.C., and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such Manager, he signed and delivered the said instrument as Manager of said limited liability company and pursuant to authority, given by the limited liability company as his free and voluntary act, and as the free and voluntary act and deed of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 23rd day of July, 1998.

Gail L. Saxton
Notary Public

"OFFICIAL SEAL"
GAIL L. SAXTON
Notary Public, State of Illinois
My Commission Expires 8/3/2000

10124452.6